Exhibit 11 under Form N-1A
                                   Exhibit 23 under 601/Reg. S-K




                       INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of WESMARK FUNDS and the Shareholder of WESMARK GROWTH FUND:

   We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement (No. 333-16157) of WesMark Growth Fund of our report dated January 30, 1997, appearing in the Prospectus, which is a part of such Registration Statement.



By:DELOITTE & TOUCHE
   Deloitte & Touche

Pittsburgh, Pennsylvania
January 31, 1997